SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C.   20549
                    ____________________

                         FORM 8-K/A

                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                         August 6,1997


International Thoroughbred Breeders,Inc.
(Exact name of registrant as specified in its charter)


  Delaware              0-9624              22-2332039
(State or other       (Commission       (I.R.S. Employer
 jurisdiction          File Number)     Identification No.)
of incorporation)



       P.O. Box 1232
       Cherry Hill, NJ                          08034
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:
609-488-3838



Item 4.   Changes in Registrant's Certifying Accountant.

          On August 6, 1997, the Registrant sent notice to the accounting firm of Moore Stephens, P.C. that the Registrant would not retain it to audit the Registrant's financial statements for the fiscal year ending June 30, 1997. Moore Stephens had been the Registrant's principal accountants for the purpose of auditing its financial statements since the fiscal year ended June 30, 1981. The report of Moore Stephens on the consolidated financial statements of the Registrant for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has had no disagreements with its former principal accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report relating to the audits for the Registrant's two most recent fiscal years or during the period from July 1, 1996 to August 6, 1997.

          The Registrant's decision not to continue to retain Moore Stephens was not based on the expectation that any disagreement would arise in connection with the audit of its financial statements for the current fiscal year. The decision not to retain Moore Stephens was made by the Exectutive Committee of the Registrant's Board of Directors pursuant to the authority granted to the Executive Committee, upon the recommendation of the Audit Committee of the Registrant's Board of Directors, in connection with the change in management of the Registrant and the belief that a larger, nationwide firm will be more able to service the Registrant in the future. As required by Rule 304 promulgated under the Securities Exchange Act of 1934, as amended, the Registrant has filed as an exhibit to this Report a letter of Moore Stephens in which Moore Stephens has expressed a disagreement as to the grounds for its termination. The Registrant considers the characterizations of its former auditor unfounded. Moore Stephens had not commenced its review of the fourth quarter in connection with an audit for the fiscal year ended June 30, 1997 prior to its termination and, as a result, was not consulted by the Board of Directors or any committee thereof concerning the transactions to which its letter refers. The Registrant will provide to its new auditors, upon engagement, all information concerning these and any other matters in connection with its audit.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

          The following exhibit is filed as part of this Current Report on Form 8-K:

16.       Letter re: change in certifying accountant


                          SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 20, 1997      INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                            By/s/Nunzio P. DeSantis
                                 Nunzio P. DeSantis
                                 Chief Executive Officer
                                 (Principal Executive Officer)


                          EXHIBIT INDEX


Exhibit
Number         Description of Document

  16           Letter re: change in certifying accountant








EXHIBIT 16

          [Letterhead of Moore Stephens, P.C. appears here]


August 18, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have reviewed the information contained under Item 4 in the Form 8-K filed August 13, 1997 on behalf of International
Thoroughbred Breeders, Inc. ["ITB"] [Commission File No. 0-9624] and disagree with the statements made in the 2nd paragraph therein as set forth on Exhibit A attached.

Very truly yours,

By/s/Moore Stephens, P.C.

MOORE STEPHENS, P.C.
Certified Public Accountants




EXHIBIT A


Moore Stephens has been advised by certain members of the Board of Directors of International Thoroughbred Breeders Inc. ["ITB"] and by a member of the Audit Committee that the purported dismissal of Moore Stephens on August 4, 1997 was in contravention of ITB's By-Laws and/or resolutions of the Board of Directors in that:

1. Moore Stephens was retained by action of the entire Board of Directors and that the purported termination was as a result of alleged action by the Audit Committee;

2. Although the purported termination of Moore Stephens was undertaken by alleged action of the Audit Committee, Moore Stephens was advised by a member of the Audit Committee that he had no knowledge of any meeting or action by the Audit Committee concerning a change in auditors;



The purported discharge of this firm was likely motivated to avoid a potential disagreement by this firm and current management concerning the following:



1. The recent issuance of ITB's securities, i.e. 2.1 million shares of common stock, in possible contravention of ITB's By-Laws and/or Board of Directors resolutions;

2. The effectiveness of certain provisions of the By-Laws and/or Board of Directors resolutions mandating approval of a super-majority of the Board of Directors with respect to certain actions; and

3.        Various management practices.